Exhibit 3.18

I hereby certify that the annexed copy for MOBIQUITY TECHNOLOGIES, INC., File Number 230615002932 has been compared with the original document in the custody of the Secretary of State and that the same is true copy of said original. STATE OF NEW YORK DEPARTMENT OF STATE WITNESS my hand and official seal of the Department of State, at the City of Albany, on June 15 , 2023 . Brendan C. Hughes Executive Deputy Secretary of State Authentication Number: 100003724961 To Verify the authenticity of this document you may access the Division of Corporation's Document Authentication Website at http://ecorp.dos.ny.gov

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Filed with the NYS Department of State on 06/15/2023 Filing Number: 230615002932 DOS ID: 2243131

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Filed with the NYS Department of State on 06/15/2023 Filing Number: 230615002932 DOS ID: 2243131

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Filed with the NYS Department of State on 06/15/2023 Filing Number: 230615002932 DOS ID: 2243131

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Filed with the NYS Department of State on 06/15/2023 Filing Number: 230615002932 DOS ID: 2243131

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Filed with the NYS Department of State on 06/15/2023 Filing Number: 230615002932 DOS ID: 2243131

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